Exhibit 10.1

SCHEDULE

TO

JO-ANN STORES, INC.

SUPPLEMENTAL RETIREMENT BENEFIT PLAN

MAXIMUM SUPPLEMENTAL
PARTICIPANT	RETIREMENT BENEFIT AMOUNT
David Bolen	$600,000
David Holmberg	$600,000
Rosalind Thompson	$600,000

This Schedule is effective as of October 30, 2005 , and supersedes any and all previous Schedules.